EXHIBIT 10.70

                             NOTE PURCHASE AGREEMENT

                  THIS NOTE PURCHASE AGREEMENT (this "Agreement") is made as of December 8, 2003, by and between SWEETHEART CUP COMPANY INC., a Delaware corporation (the "Company") and INTERNATIONAL PAPER Company, a New York corporation ("Purchaser").

                  WHEREAS, the Purchaser desires to purchase, and the Company desires to issue and to sell, a junior subordinated note in the principal sum of Twenty Million Dollars ($20,000,000) in the form attached hereto as Exhibit A (together with any replacements or substitutions thereof, the "Note") on the terms and subject to the conditions contained in this Agreement; and

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Purchase and Sale of the Note.

                  (a) Upon the satisfaction of the conditions set forth in
Section 7 hereof, on the basis of the representations, warranties and agreements contained herein, subject to the terms and conditions hereof, the Purchaser will purchase, and the Company will issue and sell, at par, the Note, and the Purchaser will deliver to the Company, by wire transfer or other same day funds, the purchase price of Twenty Million Dollars ($20,000,000).

                  (b) In connection with the purchase and sale of the Note hereunder, the Purchaser represents and warrants to the Company that:

                           (i) The Note to be acquired by the Purchaser pursuant to this Agreement, will be acquired for the Purchaser's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act of 1933, as amended from time to time (the "Securities Act"), or any applicable state securities laws, and the Note will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

                           (ii) The Purchaser is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Note.

                           (iii) The Purchaser is able to bear the economic risk of its investment in the Note for an indefinite period of time because the Note has not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.


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                           (iv) The Purchaser has had an opportunity to ask
         questions and receive answers concerning the terms and conditions of the offering of the Note and has had full access to such other information concerning the Company as it has requested.

                           (v) This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, and the execution, delivery and performance of this Agreement by the Purchaser does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Purchaser is a party or any judgment, order or decree to which the Purchaser is subject.

                  2.       Restrictions on Transfer of the Note.

                  (a) Except as set forth in Section 2(f), the Holder shall not sell, hypothecate, pledge, assign, attach, dispose of or otherwise transfer the Note without the prior consent of the Company.

                  The Company shall cause to be kept at its principal office a register for the registration and transfer of the Note (the "Note Register"). The name and address of the Holder of the Note, the transfer of the Note, and the name and address of the transferee of the Note shall be registered in the Note Register.

                  The Person in whose name the Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement, and the Company shall not be affected or bound by any notice to the contrary, until due presentment of such Note for registration of transfer so provided in this Section 2. Payment of or on account of the principal, premium, if any, and interest on any registered Note shall be made to or upon the written order of such registered holder.

                  When the Note is presented to the Company, with a request to register the transfer of the Note or to exchange the Note for an equal principal amount of Notes of other authorized denominations, the Company shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met.

                  (b) In connection with the transfer of the Note, the Holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of counsel knowledgeable in securities law matters to the effect that such transfer of the Note may be effected without registration of such Note under the Securities Act. In addition, if the Holder of the Note delivers to the Company an opinion of counsel that no subsequent transfer of such Note shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver a new instrument or certificate, as appropriate, for such Note which do not bear the Securities Act legend set forth in Section 2(e). Each opinion of counsel delivered to the Company under this Section 2 shall be in form and substance reasonably satisfactory to the Company. If the Company is not required to deliver a new instrument or certificate, as appropriate, without such legend for such Note, the Purchaser shall not transfer the same until the

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prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section 2.

                  (c) Upon the request of the Holder, the Company shall promptly supply to such Holder or its prospective transferee all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A.

                  (d) If the Note becomes eligible for sale pursuant to Rule 144A and the Board of Directors has consented to the transfer of the Note, the Company shall, upon the request of the Holder of such Note, remove the legend set forth in Section 2(e) below from the certificate for such Note.

                  (e) Each certificate or instrument representing the Note shall be imprinted with a legend in substantially the following form:

                  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION THEREFROM UNDER THE ACT, THE RULES AND REGULATIONS THEREUNDER AND APPLICABLE STATE LAWS. THE TRANSFER OF THIS NOTE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE NOTE PURCHASE AGREEMENT DATED AS OF DECEMBER 8, 2003, BY AND BETWEEN THE COMPANY AND THE PURCHASER PARTY THERETO AS AMENDED, MODIFIED AND SUPPLEMENTED FROM TIME TO TIME.

                  (f) Notwithstanding anything to the contrary in this Agreement or the Note, the Holder may from time to time transfer and assign its Note to a wholly-owned Subsidiary of the Purchaser.

                  3. Redemption and Prepayment.

                  (a) Notes to be Redeemed.

                  Notice of redemption shall be mailed by first class mail at least 10 but not more than 20 days before the redemption date to the Holder at its registered address. If the Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on the Note or portions thereof called for redemption.

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                  (b)      Notice of Redemption.

                  At least 10 days but not more than 20 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to the Holder whose Note is to be redeemed at its registered address.

                  The notice shall identify the Note to be redeemed and shall state:

                           (1) the redemption date;

                           (2) the redemption price, which shall be par;

                           (3) if the Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note in aggregate principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                           (4) that, unless the Company defaults in making such redemption payment, interest on the Note or portions thereof called for redemption ceases to accrue on and after the redemption date; and

                           (5) the paragraph of the Note and/or Section of this Agreement pursuant to which the Note called for redemption is being redeemed.

                  (c) Effect of Notice of Redemption.

                  Once notice of redemption is mailed in accordance with Section 3(b) hereof, the Note or a portion thereof called for redemption becomes irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

                  (d)      Payment of Redemption Price.

                  By 10:00 a.m. on the redemption date, the Company shall pay the Holder, in same-day funds, an amount sufficient to pay the redemption price of, and accrued interest on, the Note to be redeemed on that date.

                  If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, whether or not such Note is presented for payment, interest shall cease to accrue on the Note or the portions of the Note called for redemption. If the Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such interest record date. If the Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Note.

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                  (e)      Note Redeemed in Part.

                  Upon surrender of the Note that is redeemed in part, the Company shall issue a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                  (f)      Optional Redemption.

                  The Company may redeem the Note in whole or in part, at any time on or after the date hereof, at the amount equal to the sum of 100% of the principal amount of the redeemed Note plus accrued and unpaid interest to the redemption date (the "Redemption Price").

                  Any redemption pursuant to this Section 3(f) shall be made pursuant to the provisions of Section 3(a) through 3(e) hereof.

                  4.       Covenants.

                  (a)      Reports.

                  Whether or not required by the rules and regulations of the SEC, so long as the Note is outstanding, the Company shall furnish to the Holder of the Note (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms of SF Holdings and Sweetheart Holdings, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of Sweetheart Holdings and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and
(ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. Delivery of such reports, information and documents to the Holder is for informational purposes only and the Holder's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Holder is entitled to rely exclusively on Officers' Certificates).
                  (b)      Compliance Certificate.

                           (i) The Company shall deliver to the Holder, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Agreement, and further stating, as to each such Officer signing such certificate, whether to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Agreement and whether any Default or Event of Default shall have occurred under this Agreement (and, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what

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         action the Company is taking or proposes to take with respect thereto)
         and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Note is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                           (ii) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to
         Section 4(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provision of Section 4 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                           (iii) The Company shall, so long as the Note is outstanding, deliver to the Holder, forthwith upon any Officer becoming aware of any Default or Event of Default (and, in any event, no later than five days after such Officer shall become aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default), an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

                  (c)      Taxes.

                  The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings.

                  (d)      Stay, Extension and Usury Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but shall suffer and permit the execution of every such power as though no such law has been enacted.

                  (e) Incurrence of Indebtedness and Issuance of Preferred
Stock.

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                  The Company shall not, and shall not permit any of its
Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt); provided, however, that, so long as no Default or Event of Default has occurred and is continuing, the Company and its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 1.8 to 1, determined on a pro forma basis (including a pro forma application of the Net Proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

                  The foregoing provisions will not apply to:

                           (i) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness pursuant to the Bank Credit Facility in an aggregate principal amount outstanding at the time of any incurrence not to exceed the greater of (x) 65% of inventory plus 85% of accounts receivable of the Company and its Subsidiaries (in each case as determined in accordance with GAAP, but excluding accounts receivable that are past due by more than 60 days and accounts receivable of Lily Cups, Inc. ("Lily Canada")), and (y) $215.0 million, reduced, in the case of clause (y), by the amount of the proceeds of any Asset Sales applied to (A) the repayment of principal of term loans thereunder (but only if such loans are outstanding pursuant to this clause (i) and not clause (xii) of this covenant) and (B) the permanent reduction to the revolving loan commitments thereunder (but only to the extent revolving loan commitments so reduced relate to Indebtedness outstanding pursuant to this clause (i) and not clause (xii) of this covenant;

                           (ii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

                           (iii) the incurrence of Indebtedness represented by the Note;

                           (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $25.0 million at any time outstanding;

                           (v) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Restricted Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by the Company or

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         one of its Restricted Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Company or one of it Restricted Subsidiaries; and provided further that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause (v), does not exceed $25.0 million;

                           (vi) the incurrence of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries;

                           (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness that was permitted by this Agreement to be incurred;

                           (viii) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt; provided, that if, and to the extent any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company;

                           (ix) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations, performance bonds, letter of credit obligations and bank overdrafts incurred in the ordinary course of business or relating to (as determined in good faith by the Board of Directors) or required by the terms of any Indebtedness permitted to be incurred pursuant to this Section 4(e);

                           (x) Indebtedness of Lily Canada under the Lily Credit Facility, not to exceed the greater of (1) 65% of inventory plus 85% of accounts receivable of Lily Canada and (2) Cn. $30.0 million at any time outstanding, provided that such Indebtedness is without recourse to the Company or any of its Subsidiaries or any of their respective assets (other than Lily Canada and its assets);

                           (xi) Indebtedness of Global Cup, S.A. de C.V., Rentactivos, S.A. de C.V., Servicios Tanairi, S.A. de C.V. and Paper Cups de Mexico, S.A. de C.V. ("Global") in an amount not to exceed 65% of inventory plus 85% of accounts receivable of Global, provided that such Indebtedness is without recourse to the Company or any of its Subsidiaries or any of their respective assets (other than Global and its assets); and

                           (xii) the incurrence by the Company and its Restricted Subsidiaries of additional Indebtedness in an aggregate amount not to exceed $25.0 million at any time outstanding.

                  Notwithstanding any other provision of this Section 4(e), a guarantee of Indebtedness permitted by the terms of this Agreement at the time such Indebtedness was incurred will not constitute a separate incurrence of Indebtedness.

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                  (f)      Asset Sales.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Holder) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided that the amount of (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Note) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (b) any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for purposes of this provision.

                  Within 270 days after the receipt of any Net Proceeds from an Asset Sale, the Company or such Restricted Subsidiary may apply such Net Proceeds (i) to permanently reduce Indebtedness and other Obligations of the Company or any Restricted Subsidiary (and to correspondingly reduce commitments with respect thereto) or other Indebtedness or Obligationshaving a Lien on the property that was the subject of such asset sale (but only to the extent such Lien was a Permitted Lien), or (ii) to make capital expenditures or acquire long-term assets in the same line of business as the Company was engaged in immediately prior to such Asset Sale or, in the case of a sale of accounts receivable in connection with any accounts receivable financing, for working capital purposes. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Agreement. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million (an "Excess Proceeds Offer Triggering Event"), the Company shall make an offer to the Holder of the Note (an "Asset Sale Offer") to purchase the maximum principal amount of the Note that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in this Section 4(f). To the extent that the aggregate amount of the Note tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes (subject to the restrictions of this Agreement). Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. Notwithstanding anything to the contrary, if the occurrence of an Asset Sale Offer or the related purchase would result in a default under any Senior Debt of the Company, the Company shall not be obligated to make such Asset Sale Offer.

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                  (g)      Transactions with Affiliates.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction with an unrelated Person and (ii) the Company delivers to the Holder (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, (x) an opinion as to the fairness to the Holder of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing or (y) with respect to real property, fixed assets or equipment, a written appraisal from a nationally recognized appraiser showing such property to have a value not less than the amount of such consideration, except with respect to transactions in the ordinary course of business and consistent with past practice between the Company or any of its Restricted Subsidiaries and Box USA Holdings, Inc. or any of its respective subsidiaries; provided that (1) the Agreement of Lease dated as of January 1, 1995, between Dennis Mehiel, as landlord, and the Company, as tenant, relating to the Company's Jacksonville, Florida facility located in Duval County, Florida, viz., (x) Parcel A: Gov't lot 2, ss.13, Township 2 south, Range 25 East and (y) Parcel B: Easement created as per Easement Agreement, dated August 29, 1979, the portion of which is found at Gov't lot 2, ss.13, Township 2 South, Range 25 east) except for any purchases of property by the Company that may arise thereunder; (2) any employment agreement entered into between any Person and the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary in an amount not to exceed $1.0 million per annum;
(3) transactions between or among SF Holdings Group, Inc., Sweetheart Holdings, the Company and its Subsidiaries; (4) any other payments or investments that are permitted by this Agreement; and (5) provision of administrative or management services by the Company or any of its officers to any of its respective Subsidiaries and any Unrestricted Subsidiaries in the ordinary course of business in an aggregate amount not to exceed $1.9 million in any twelve (12) month period, in each case, shall not be deemed Affiliate Transactions; provided, however, that in the event of a Change of Control the exception specified in Section 4(g)(5) shall be deemed an Affiliate Transaction.

                  (h)      Liens.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any

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income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens.

                  (i)      Corporate Existence.

                  Subject to Section 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holder of the Note.

                  (j)      Offer to Repurchase Upon Change of Control.

                           (i) Upon the occurrence of a Change of Control, the Company will be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of the Note at an offer price in cash equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of repurchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company will mail a notice to the Holder describing the transaction that constitutes the Change of Control and offering to repurchase the Note pursuant to the procedures required by this Agreement and described in such notice; provided that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of the Note required by this covenant. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Note as a result of a Change of Control.

                           (ii) On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment the Note or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) pay to the Holder an amount equal to the Change of Control Payment in respect of the Note or portions thereof so tendered and
         (iii) accept the Note from the Holder and deliver to the Holder an Officers' Certificate stating the aggregate principal amount of the Note or portions thereof being purchased by the Company. The Company will promptly mail to the Holder of the Note so tendered the Change of Control Payment for such Note, and the Company will promptly mail to the Holder a new Note equal in principal amount to any unpurchased portion of the Note surrendered, if any; provided, that each such new

         Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                           The occurrence of a Change of Control could result in a default under the Senior Debt of the Company. In addition, the Senior Debt could restrict the Company's ability to repurchase the Note upon a Change of Control. In the event a Change of Control occurs at a time when the Company is prohibited from repurchasing the Note, the Company could seek the consent of its lenders to the repurchase of the Note or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from repurchasing the Note. In such case, the Company's failure to make a Change of Control Offer or to repurchase the Note tendered in a Change of Control Offer would constitute an Event of Default under this Agreement, which could, in turn, constitute a default under the Senior Debt. In such circumstances, the subordination provisions in Section 11 of this Agreement would likely restrict payments to the Holder of the Note. Finally, the Company's ability to repurchase the Note upon a Change of Control may be limited by the Company's then existing financial resources.

                           (iii) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Agreement applicable to a Change of Control Offer made by the Company and purchases the Note validly tendered and not withdrawn under such Change of Control Offer.

                  (k) Issuances and Sales of Capital Stock of Restricted Subsidiaries.

                  The Company (i) shall not, and shall not permit any of its Restricted Subsidiaries (other than Global) to, transfer, convey, sell or otherwise dispose of any Capital Stock of any Restricted Subsidiary (other than Global) of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale or other disposition is of 100% of the Capital Stock of such Restricted Subsidiary owned by the Company and its Restricted Subsidiaries and (b) such transaction is conducted in accordance with Section 4(f) hereof and (ii) shall not permit any Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if required by law, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

                  (l)      Other Subordinated Debt.

                  The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is senior in any respect in right of payment to the Note and subordinate or junior in right of payment to any Senior Debt of the Company.

                  (m)      Limitation on Restricted Payments.

                  Subject to the other provisions of this Section 4(m), the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

                           (i) declare or pay any dividend or make any distribution on account of the Equity Interests of the Company or any of its Restricted Subsidiaries (other than dividends or distributions payable in Equity Interests of the Company or any such Restricted Subsidiary or dividends or distributions payable by a Restricted Subsidiary of the Company to the Company or any Restricted Subsidiary of the Company);

                           (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interest in the Company or any Restricted Subsidiary or other Affiliate of the Company, other than Permitted Investments in Restricted Subsidiaries and purchases, redemptions or other acquisitions of Equity Interests of the Company effected (A) with other Equity Interests of the Company or (B) with the substantially simultaneous application of the aggregate net cash proceeds received by the Company from the sale of Equity Interests, provided that such net cash proceeds shall be excluded for purposes of clause (c)(z) below;

                           (iii) purchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, any Indebtedness that is subordinated in right of payment to the Note, other than any such purchase, redemption, defeasance or retirement specifically permitted by the terms of this Agreement or effected (A) with Equity Interests of the Company, or (B) with the substantially simultaneous application of the aggregate net cash proceeds received by the Company from the sale of Equity Interests, provided that such net cash proceeds shall be excluded for purposes of clause (c)(z) below; and

                           (iv) make any Restricted Investments;

(all such dividends, distributions, purchases, redemptions, other acquisitions, retirements, prepayments, defeasances, or Restricted Investments set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless at the time of such Restricted Payment:

                  (a) no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

                  (b) the Company will have a Pro Forma Fixed Charge Coverage Ratio of at least 1.9 to 1, provided, however, that in calculating such Pro Forma Fixed Charge Coverage Ratio, Fixed Charges shall not include non-cash interest payments; and

                  (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made after the date of this Agreement, shall not exceed the sum of (x) 50% of the Consolidated Net Income of the Company (determined by excluding cash dividends received by the Company or its Restricted Subsidiaries from an Unrestricted Subsidiary included in clause (y)) for the period (taken as one accounting period) commencing on March 31, 2003 through the end of the Company's fiscal quarter ending immediately prior to the time of such Restricted Payment (or, if Consolidated Net Income for such period is a deficit, 100% of such deficit), (y) the amount of all cash dividends received by the Company or any of its Restricted Subsidiaries from an Unrestricted Subsidiary, and the amount of cash proceeds realized upon sale of any Unrestricted Subsidiary (less the amount of any reserve established for purchase price adjustments, and less the maximum amount of any indemnification or similar contingent obligation, for the benefit of the purchaser, any of its Affiliates or any other third party in such sale, in each case as adjusted for any permanent reduction in any such amount on or after the date of such sale, other than by virtue of a payment made to any such person) subsequent to the first day of the first fiscal quarter immediately following the date hereof and (z) the aggregate net cash proceeds (and non-cash proceeds when converted into cash) received by the Company from the issue or sale after the date of this Agreement of Equity Interests of the Company (other than Equity Interests issued or sold to the Company or a Restricted Subsidiary of the Company and other than Disqualified Stock) or contributions of capital to the Company paid in cash.

                  Notwithstanding anything to the contrary contained herein, the provisions of this Section 4(m) shall not prohibit:

                  (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Agreement;

                  (ii) Restricted Payments required under the terms of (a) that certain Second Restated Management Services Agreement by and among SF Holdings, Sweetheart Holdings, the Company and American Industrial Partners Management Company, Inc., as amended, modified or supplemented in an aggregate amount not to exceed $1.9 million in any twelve (12) month period and (b) that certain tax sharing agreement between the Company and SF Holdings in effect on the date hereof;

                  (iii) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

                  (iv) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of this Agreement; provided, however, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million per fiscal year;

                  (v)      the use of proceeds with respect to the Note; and

                  (vi) other Restricted Payments in an amount not to exceed $5.0 million.

                  Any payments made pursuant to clauses (i) and (iv) of the preceding sentence will be deemed to be, and clauses (ii), (iii), (v) and (vi) of the preceding sentence will not be deemed to be, Restricted Payments for the purposes of clause (c) of the preceding paragraph.

                  Not later than the date of making any Restricted Payment, the Company shall deliver to the Holder an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available consolidated internal quarterly financial statements.

                  5.       Successors.

                  (a)      Merger, Consolidation, or Sale of Assets.

                  The Company may not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless: (i) the Company is the surviving entity or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Note and this Agreement; (iii) immediately after such transaction, no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and
(b) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4(e) hereof.

                  (b)      Successor Corporation Substituted.

                  Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Agreement referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Agreement with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Note except in the case of a sale of all of the Company's assets that meets the requirements of Section 5 hereof.

                  6.       Events Of Default and Acceleration.

                  (a) Each of the following constitutes an "Event of Default":

                           (1) with respect to the Note, default for 30 days in the payment when due of interest on the Note;

                           (2) with respect to the Note, default in payment when due of the principal of the Note;

                           (3) failure to comply with Sections 4(e), 4(f), 4(j) or 4(m) of this Agreement;

                           (4) failure by the Company for 30 days after notice to comply with any of its other agreements in this Agreement or the Note;

                           (5) if any of the representations or warranties of the Company made in this Agreement are untrue in any material respect;

                           (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Agreement, which default (1) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in respect of such Indebtedness (a "Payment Default") or (2) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

                           (7) failure by the Company, or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million and either (1) any creditor commences enforcement proceedings upon any such judgment or (2) such judgments are not paid, discharged or stayed for a period of 45 days;

                           (8) the Company, or any of its Significant
         Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                                    (i) commences a voluntary case,

                                    (ii) consents to the entry of an order for
                 relief against it in an involuntary case,

                                    (iii) consents to the appointment of a
                 custodian of it or for all or substantially all of its property,

                                    (iv) makes a general assignment for the
                 benefit of its creditors, or

                                    (v) generally is not paying its debts as
                 they become due; or

                           (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                                    (i) is for relief against the Company, or
                 any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                                    (ii) appoints a custodian of the Company, or
                 any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company, or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                                    (iii) orders the liquidation of the Company,
                 or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary.

and the order or decree remains unstayed and in effect for 60 consecutive days.

                  (b) (1) If any Event of Default (other than an Event of Default with respect to the Company specified in clauses (a)(8) and (9) of
Section 6) occurs and is continuing, the Holder by notice to the Company may declare the unpaid principal of and any accrued interest on the Note to be due and payable immediately. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (a)
(8) and (9) of Section 6 occurs with respect to the Company, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Holder. The Holder by written notice to the Company may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of such acceleration) have been cured, paid or waived.

                           (2) If an Event of Default occurs and is continuing,
the Holder may pursue any
available remedy (under this Agreement or otherwise) to collect the payment of principal of, or interest on, the Note or to enforce the performance of any provision of the Note or this Agreement.

                           (3) The Holder may waive an existing Default or Event
of Default and its
consequences. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                           (4) The rights of the Holder under this Section 6 are
subject in all respects to the
provisions of Section 11.

                  7. Conditions Precedent. Notwithstanding any other provision contained in this Agreement or any other document, the effectiveness of this Agreement is expressly conditioned upon the satisfaction of each matter set forth in this Section 7:

                  (a) The representations and warranties of the Company in this Agreement shall be true and correct when made and correct in all material respects at the time of the closing of the purchase and sale of the Note (the "Closing") (except for representations and warranties that are made as of a specific date, which representations shall be correct in all material respects as of such date).

                  (b) The Company shall have performed and complied with all covenants, agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing, and immediately after giving effect to the issue and sale of the Note, no Default or Event of Default shall have occurred and be continuing.

                  (c) The Company shall have delivered or caused to be delivered to the Purchaser an opinion of Kramer Levin Naftalis and Frankel LLP, counsel to the Company, dated the date of the Closing, substantially in form and substance of Exhibit B hereto, and an opinion of the general counsel of the Company, dated the date of the Closing, substantially in form and substance of Exhibit C hereto.

                  (d) The Company shall have delivered or caused to be delivered to the Purchaser a certificate of the chief financial officer of the Company stating that the conditions set forth in Section 7(a) and Section 7(b) have been satisfied by the Company.

                  (e) The Company shall have delivered or caused to be delivered to the Purchaser (i) a certified copy of the resolutions of the Board of Directors approving this Agreement and the transactions contemplated hereby, and
(ii) a copy of the certificate of incorporation of the Company certified as of a recent date by the Secretary of State of the State of Delaware, together with certificates of such official attesting to the good standing of the Company, and a copy of the By-Laws of the Company certified as of the date of Closing by the Secretary or an Assistant Secretary of the Company.

                  (f) The representations and warranties of the Purchaser in this Agreement shall be true and correct when made and correct in all material respects at the time of the Closing (except for representations and warranties that are made as of a specific date, which representations shall be correct in all material respects as of such date).

                  (g) The Purchaser shall have performed and complied with all covenants, agreements and conditions contained in this Agreement required to be performed or complied with by the Purchaser prior to or at the Closing.

                  (h) The Purchaser shall have delivered or caused to be delivered to the Company (i) a certified copy of the resolutions of the board of directors of the Purchaser approving this Agreement and the transactions contemplated hereby (to the extent available), and (ii) a copy of the articles or certificate of incorporation of the Purchaser certified as of a recent date by the Secretary of State of the State of New York, together with certificates of such official attesting to the good standing of the Purchaser, and a copy of the By-Laws of the Purchaser certified as of the date of Closing by the Secretary or an Assistant Secretary of the Purchaser.

                  8. Notices. Any notice provided for in this Agreement must only be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested), sent by facsimile or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated or indicated on the Company's books and records:

                           If to the Company:

                           Sweetheart Cup Company Inc.
                           10100 Reisterstown Road
                           Owings Mills, Maryland 21117
                           Attention: Hans H. Heinsen
                           Facsimile No.:  (410) 998-2876
                           with a copy to:
                           --------------

                           Sweetheart Cup Company Inc.
                           115 Stevens Avenue
                           Valhalla, New York 10595
                           Attention:  Harvey L. Friedman
                           Facsimile No.:  (914) 747-9293

                           If to the Purchaser:

                           International Paper Company
                           400 Atlantic Street
                           Stamford, Connecticut 06921
                           Attn:  C. Cato Ealy
                           Facsimile No.: (203) 541-8546

                           with a copy to:
                           --------------

                           Dewey Ballantine LLP
                           1301 Avenue of the AmericasNew York, New York 10019
                           Attention: Arthur Hull Hayes III
                           Facsimile No.:  (212) 259-6333

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail, when delivered by facsimile and one business day after deposit with a reputable overnight courier service

                  9. General Provisions.

                  (a) Transfers in Violation of Agreement. Any transfer or attempted transfer of the Note in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of the Note as the owner of such Note for any purpose.

                  (b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (c) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents dated on or about the date hereof embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  (d) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                  (e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Holder, the Company, the holders of Senior Debt and their respective successors and assigns (including any subsequent holder of the Note); provided that the rights and obligations of the Holder under this Agreement shall not be assignable except in connection with a permitted transfer of the Note hereunder.

                  (f) Choice of Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                  (g) Amendment and Waiver. Except as provided below in Section 11, this Agreement and the Note shall only be amended or supplemented with the consent of the Holder and the Company, and, any existing Event of Default or compliance by the Company with any provision of this Agreement, and the Note may be waived with the consent of the Holder.

                  10. Expenses. Whether or not the transactions contemplated hereby shall be consummated, each party hereto shall be responsible for its own expenses incurred in connection with the preparation of this Agreement and the transactions contemplated hereby.

                  11. Subordination.

                  (a) The Company agrees, and the Holder of the Note by accepting the Note agrees, that the Subordinated Obligations are subordinated in right of payment, to the extent and in the manner provided in this Section 11, to the prior payment in full in cash of all Obligations with respect to Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed) and as amended, deferred, extended, renewed, replaced, refunded or refinanced, and that the subordination is for the benefit of the holders of the Obligations with respect to Senior Debt each of whom is entitled to enforce the rights of such holder hereunder without any notice or act of acceptance hereof or reliance hereon.

                  (b) The Company may not make (and the Holder may not accept) any payment or distribution upon or in respect of the Note or this Agreement if:

                           (i) (x) a default in the payment of the principal of or premium or interest on Senior Debt of the Company occurs and is continuing beyond any applicable period of grace or (y) any Senior Debt shall have become or been declared due and payable prior to the date on which it would have otherwise become due and payable; or

                           (ii) any other default occurs and is continuing with respect to Senior Debt of the Company that permits holders of the Senior Debt as to which such default relates to accelerate its maturity and the Holder receives a notice of such default (a "Payment Blockage Notice") from the Senior Agent;

                  (c) If the Holder receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (i) 360 days shall be elapsed since the first day of the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal of and interest on the Note that have come due have been paid in full in cash (or, in the case of interest, been deferred as permitted by Section 1 of the Note). Further, no nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Holder shall be, or be made, the basis for a subsequent Payment Blockage Notice.

                  (d) The Company may and shall resume payments on the Note upon: (i) in the case of a default referred to in Section 11(b)(i)(x) hereof, the date upon which such default is cured or waived in writing in accordance with the terms of the documentation governing the relevant Senior Debt, (ii) in the case of acceleration of any Senior Debt referred to in Section 11(b)(i)(y) hereof, the earlier of the date upon which such Senior Debt is paid in full in cash or the date that such acceleration is revoked or rescinded by the holders of such Senior Debt, or (iii) in the case of a default referred to in Section 11(b)(ii) hereof, the earlier of the date upon which the default is cured or waived in writing in accordance with the terms of the documentation governing the relevant Senior Debt or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Senior Debt has been accelerated.

                  (e) After all Senior Debt of the Company is paid in full in cash and all commitments under the Bank Credit Facility have been terminated and until the Note is paid in full, the Holder shall be subrogated to the rights of holders of such Senior Debt to receive distributions applicable to such Senior Debt to the extent that distributions otherwise payable to the Holder have been applied to the payment of such Senior Debt. A distribution made under this
Section 11 to holders of Senior Debt of the Company that otherwise would have been made to the Holder is not, as between the Company and the Holder, a payment by the Company on the Note.

                  (f) Upon any distribution to creditors of the Company in an Insolvency or Liquidation Proceeding relating to the Company or its property:

                           (1) holders of Senior Debt of the Company shall be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including Post-Petition Interest) before the Holder of the Note shall be entitled to receive any payment with respect to the Note or this Agreement; and

                           (2) until all Obligations with respect to Senior Debt of the Company (as provided in subsection (1) above) are paid in full in cash, any distribution to which the Holder of the Note would be entitled but for this Section shall be made to holders of such Senior Debt (except that the Holder may receive securities that are subordinated to at least the same extent as the Note to Senior Debt of the Company and any securities issued in exchange for Senior Debt of the Company).

                  (g) During any period described in this Section 11 during which payments are not permitted to be made on the Note, no Holder shall take any Enforcement Action; provided, however, that the foregoing prohibitions shall not prohibit the Holder from taking any such actions on or after (a) the stated maturity date of the Note or (b) the date of commencement of any Enforcement Action with respect to the Senior Debt.

                  (h) The Company shall promptly notify holders of Senior Debt if payment of the Note is accelerated because of an Event of Default.

                  (i) In the event the Holder receives any payment of any Subordinated Obligations at a time when such Holder has actual knowledge that such payment is prohibited by this Section 11, such payment shall be held by the Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the holders of Senior Debt as their interests may appear under this Agreement or any other agreement (if any) pursuant to which such Senior Debt may have been issued, for application to the payment of all Obligations with respect to the Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.

                  (j) No right of any holder of Senior Debt to enforce the subordination of the Subordinated Obligations shall be impaired by any act or failure to act by the Company or any Holder or the failure of the Company or any Holder to comply with this Agreement. Without in any way limiting the foregoing sentence, the holders of Senior Debt may at any time and from time to time, without the consent of or notice to any Holder, without incurring any liabilities to any such Holder and without impairing or releasing the subordination and other benefits provided in this Agreement or the Holder's obligations to the holders of such Senior Debt (even if any Holder's right of reimbursement or subrogation or other right or remedy is affected, impaired or extinguished thereby, but subject to the proviso contained in the first sentence, and to the second sentence, of the definition of "Senior Debt") do any one or more of the following: (1) amend, renew, exchange, extend, modify, increase or supplement in any manner such Senior Debt or any instrument evidencing or guaranteeing or securing such Senior Debt or any agreement under such Senior Debt is outstanding (including, but not limited to, changing the manner, place or terms of payment or changing or extending the time of payment of, or renewing, exchanging, amending, increasing, releasing, terminating or altering, (x) the terms of such Senior Debt, (y) any security for, or any guarantee of, such Senior Debt, (z) any liability of any obligor on such Senior Debt (including any guarantor) or any liability incurred in respect of such Senior Debt); (2) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged, mortgaged or otherwise securing such Senior Debt or any liability of any obligor thereon, to such holder, or any liability incurred in respect thereof; (3) settle or compromise any such Senior Debt or any other liability of any obligor of such Senior Debt to such holder or any security therefore or any liability incurred in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including without limitation, payment of any Senior
Debt) in any manner or order; (4) release, terminate or otherwise cancel, or fail to take or to record or otherwise to perfect, for any reason or for no reason, any lien or security interest securing such Senior Debt by whomsoever granted; (5) exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other Person; and (6) elect any remedy and otherwise deal freely with any obligor and any security for such Senior Debt or any liability of any obligor to the holders of Senior Debt or any liability incurred in respect of such Senior Debt.

                  (k) Whenever a distribution is to be made or a notice to holders of Senior Debt, the distribution may be made and the notice given to the agent or other representative(s), if any, of holders of such Senior Debt.

                  (l) If the Holder does not file a proper proof of claim or proof of debt in the form required in any Insolvency or Liquidation Proceeding at least 30 days before the expiration of the time to file such claim, the Senior Agent is hereby authorized to file an appropriate claim for and on behalf of the Holder.

                  (m) For purposes of this Section 11, a payment or distribution on Subordinated Obligations shall include, without limitation, any direct or indirect payment or distribution on account of the purchase, prepayment, redemption, retirement, defeasance or acquisition of the Note, any recovery by the exercise of any right of set-off, any direct or indirect payment of principal, premium or interest with respect to or in connection with any mandatory or optional redemption or purchase provisions, any direct or indirect payment or distribution payable or distributable by reason of any other Indebtedness or Obligations being subordinated or any Subordinated Obligations, and any direct or indirect payment or recovery on any claim relating to or arising out of this Agreement, the Note or the issuance of the Note. For purposes of this Section 11, a payment or distribution on Subordinated Obligations shall not include any deferral of interest pursuant to Section 1 of the Note.

                  (n) The provisions of this Section 11 and any definition used in this Section 11 shall not be amended or modified without the written consent of the holders of Senior Debt.

                  12. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  "Acquired Debt" means, with respect to any specified Person,
(i) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

                  "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback), other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Sections 4(j) and 5 hereof and not by Section 4(f) hereof) and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries whether in a single transaction or a series of related transactions that have a fair market value in excess of $8.0 million or for Net Proceeds in excess of $8.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary and (ii) a payment that is not prohibited hereunder, will not be deemed to be Asset Sales.

                  "Bank Credit Facility" means (i) that certain Third Amended and Restated Loan and Security Agreement, dated as of March 25, 2002, among the Company, Sweetheart Holdings and Bank of America, N.A., as agent and lender, and the other lenders party thereto from time to time, as amended, (ii) each instrument pursuant to which the Obligations under the agreement described in clause (i) above are amended, deferred, extended, renewed, replaced, refunded or refinanced, in whole or in part, and (iii) each instrument now or hereafter evidencing, governing, guaranteeing or securing any Indebtedness under any agreements described in clause (i) or (ii) above, in each case, as modified, amended, restated or supplemented from time to time.

                  "Bankruptcy Law" means title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                  "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

                  "Business Day" means any day other than a Legal Holiday.

                  "Cash Equivalents" means (i) United States Government Securities, (ii) time deposits and certificates of deposit of any commercial bank organized in the United States having capital and surplus in excess of $100,000,000 or a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $100,000,000 with a maturity date not more than one year from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within 90 days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from Standard & Poor's Corporation or the highest available from Moody's Investors Service, Inc. (or, if at any time neither Standard & Poor's Corporation nor Moody's Investors Service, Inc. shall be rating such obligations, then the highest available rating from such other nationally recognized rating services reasonably acceptable to the Holder), (v) commercial paper issued by the parent corporation of any commercial bank organized in the United States having capital and surplus in excess of $100,000,000 or a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $100,000,000, and commercial paper issued by others having one of the two highest ratings obtainable from Standard & Poor's Corporation or the highest available from Moody's Investors Service, Inc. (or, if at any time neither Standard & Poor's Corporation nor Moody's Investors Service, Inc. shall be rating such obligations, then from such other nationally recognized rating services reasonably acceptable to the Holder) and in each case maturing within one year after the date of acquisition, (vi) overnight bank deposits and bankers' acceptances at any commercial bank organized in the United States having capital and surplus in excess of $100,000,000 or a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $100,000,000, (vii) deposits available for withdrawal on demand with commercial banks organized in the United States having capital and surplus in excess of $50,000,000 or a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $50,000,000 and (viii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (vii), including without limitation, the UST Master Government Fund.

                  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

                  "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole, to any "person" or "group" (as such terms are used in Section 13(d)(3) and Section 14(d)(2) of the Exchange Act) other than the Principals, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as defined above), other than the Principals, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more of the voting power of the voting stock of the Company than at that time is beneficially owned by the Principals, or (iv) the first day on which more than a majority of the members of the Board of Directors of the Company are not Continuing Directors; provided, however, that the foregoing shall only constitute a Change of Control if the surviving entity or acquiring entity has a pro forma Fixed Charge Coverage Ratio of less than 1.8 to 1. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting stock of the Company will be deemed to be a transfer of such portion of such voting stock as corresponds to the portion of the equity of such entity that has been so transferred.

                  "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus, without duplication, to the extent deducted in computing Consolidated Net Income, (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended, directly or indirectly, to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

                  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of such Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Restricted Subsidiaries and (vi) the Net Income of Lily Canada and Global shall be included only to the extent of the amount of dividends or distributions paid to the Company or its Subsidiaries (other than Lily Canada, Global or any Subsidiary of Lily Canada or Global).

                  "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common equityholders of such Person and its Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Agreement in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, investments not prohibited hereunder), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

                  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of the Board of Directors on the date of this Agreement or (ii) was nominated for election or elected to the Board of Directors with the approval of at least a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

                  "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

                  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Note matures.

                  "Enforcement Action" means (a) to take from or for the account of the Company, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by the Company with respect to the Note, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against the Company to (i) enforce payment of or to collect the whole or any part of the Note or (ii) commence judicial enforcement of any of the rights and remedies under the Note or applicable law with respect to the Note, (c) to accelerate the Note, (d) to exercise any put option or to cause the Company to honor any redemption or mandatory prepayment obligation under the Note or (e) to take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of the Company.

                  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Notes" means the Company's 12% Senior Notes due
2004.

                  "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries in existence on the date of this Agreement until such amounts are repaid.

                  "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations (as determined in accordance with GAAP) and operations or businesses disposed of prior to the Calculation Date shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations (as determined in accordance with GAAP) and operations or businesses disposed of prior to the Calculation Date shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

                  "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments on any series of preferred stock of such Person, other than dividend payments on preferred stock of the Company paid solely in additional shares of such preferred stock times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

                  "Fonda Notes" means the Company's 91/2% Senior Subordinated Notes due 2007.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Agreement.

                  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest and currency rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

                  "Holder" means a Person in whose name the Note is registered.

                  "Indebtedness" means, with respect to any Person, (i) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or in respect of letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than in respect of letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP,
(ii) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) in which case the amount of such Indebtedness shall be deemed to be the lesser of (a) the amount of such Indebtedness and (b) the fair market value of the asset that secures such Indebtedness, (iii) Disqualified Stock of such Person, (iv) preferred stock of any Restricted Subsidiary of such Person (other than Preferred Stock held by such Person or any of its Wholly Owned Restricted Subsidiaries) and (v) to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

                  "Insolvency or Liquidation Proceeding" means, with respect to any Person, (i) any insolvency or bankruptcy or similar case or proceeding, or any reorganization, receivership, liquidation, dissolution or winding up of such Person, whether voluntary or involuntary, or (ii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of such Person.

                  "Investment" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding advances to customers in the ordinary course of business and commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company or any of its Restricted Subsidiaries for consideration consisting of common equity securities of the Company or such Restricted Subsidiary shall not be deemed to be an Investment.

                  "Issue Date" means, December 8, 2003.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  "Lily Credit Facility" means, the credit agreement, dated as of June 15, 1998, between Lily Canada, as borrower, and General Electric Capital Canada, Inc., as lender, as in effect on the date of this Agreement and as hereafter amended, and any replacement or refinancing thereof (whether or not contemporaneous with the termination of such facility).

                  "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

                  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions and the expenses and fees associated with making the Asset Sale), and any relocation expenses incurred as a result thereof, any taxes paid or payable by the Company or any of its Restricted Subsidiaries as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements arising from such Asset Sale), amounts required to be applied to the repayment of Indebtedness or Obligations secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

                  "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Note being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and
(iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

                  "Obligations" means with respect to any Person, any principal, premium, interest, penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness of such Person.

                  "Officer" means, with respect to any Person, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

                  "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company.

                  "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Holder. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Holder.

                  "Permitted Investments" means: (i) cash or Cash Equivalents,
(ii) Investments in the Company, or any Restricted Subsidiary of the Company (including a transaction with a person, the result of which is that such person becomes such a Restricted Subsidiary), (iii) Investments received as consideration for Asset Sales to the extent not otherwise prohibited by this Agreement, (iv) securities received in connection with any good faith settlement or bankruptcy proceeding involving a claim relating to a Permitted Investment,
(v) Hedging Obligations entered into in the ordinary course of business in connection with the operation of the business of the Company, and its Restricted Subsidiaries or relating to (as determined in good faith by the Board of Directors of the Company) or as required by any Indebtedness permitted to be incurred pursuant to this Agreement, (vi) prepaid expenses and loans or advances to employees and similar items in the ordinary course of business, (vii) endorsements of negotiable instruments and other similar negotiable documents,
(viii) accounts receivable of the Company, or any Restricted Subsidiary from the Company, (ix) Investments by the Company or any Restricted Subsidiary of the Company in Equity Interests of Persons other than the Restricted Subsidiaries of the Company in an aggregate amount not to exceed $5.0 million, (x) other Investments by the Company or any Restricted Subsidiary in an aggregate amount not to exceed $5.0 million in any fiscal year, and to the extent the Company or any Restricted Subsidiary of the Company does not utilize the amount permitted under this clause (x) in a particular fiscal year, such unutilized amount shall be added to the amount available in the following fiscal year, and (xi) Investments in that certain Warrant Agreement to be entered into between Newcup, LLC and the Company or its designee.

                  "Permitted Liens" means (i) Liens securing Senior Debt of the Company and its Restricted Subsidiaries; (ii) Liens in favor of the Company or any of its Restricted Subsidiaries; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any such Restricted Subsidiary; (iv) Liens on property existing at the time of acquisition thereof by the Company or any of its Restricted Subsidiaries; provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness permitted by clause (iv) (including Capital Lease Obligations) of the second paragraph of Section 4(e) hereof, covering only the assets acquired with such Indebtedness as well as any interest or title of a lessor in the property subject to any capital lease or operating lease; (vii) Liens existing on the date of this Agreement; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or any such Restricted Subsidiary; (x) renewals or refundings of any Liens referred to in clauses (iii) through (ix) above; provided that any such renewal or refunding does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being renewed or refinanced; and (xi) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries.

                  "Permitted Refinancing Debt" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any such Restricted Subsidiary; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Debt has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Note, such Permitted Refinancing Debt has a final maturity date no earlier than the final maturity date of, and is subordinated in right of payment to, the Note on terms at least as favorable to the Holder of the Note as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred only by the Company or by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

                  "PIK Interest" as defined in the Note.

                  "Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

                  "Principals" means Dennis Mehiel, his lineal descendants, and any trust, corporation, partnership, limited liability company, association or other entity in which Dennis Mehiel and/or his lineal descendants hold at least 50% of the total, combined outstanding voting power or similar controlling interest.

                  "Restricted Investment" means any Investment other than a Permitted Investment.

                  "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

                  "SEC" means the Securities and Exchange Commission.

                  "Senior Agent" means (i) until all Indebtedness under the Bank Credit Facility is paid in full in cash and the commitments of the lenders thereunder are terminated, the agent (or the institution performing similar functions) under the Bank Credit Facility and (ii) if all Indebtedness under the Bank Credit Facility has been paid in full in cash and the commitments of the lenders thereunder are terminated, the Person (or representative of the Persons) holding the greatest amount of Senior Debt.

                  "Senior Debt" of any Person means (i) any Indebtedness of such Person incurred under the Bank Credit Facility, the Fonda Notes, the Sweetheart Notes or the Exchange Notes, as such Indebtedness is amended, deferred, extended, renewed, replaced, refunded or refinanced, (ii) Indebtedness of a Restricted Subsidiary formed for the sole purpose of engaging in accounts receivable financings and (iii) any other Indebtedness permitted to be incurred by such Person under the terms of this Agreement, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to any Senior Debt of such Person. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (a) any liability for federal, state, local or other taxes owed or owing by such Person, (b) any Indebtedness of such Person to any of its Subsidiaries or other Affiliates, (c) any trade payables or (d) any Indebtedness that is incurred in violation of this Agreement.

                  "SF Holdings" means SF Holdings Group, Inc., a Delaware corporation, and its successors.

                  "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

                  "Subordinated Obligations" means all Indebtedness and other Obligations of the Company, Sweetheart Holdings or any of its Subsidiaries, contingent or otherwise, now or hereafter existing under or in respect of the Note (pursuant to the terms thereof or any other agreement or instrument relating thereto) or this Agreement.

                  "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

                  "Sweetheart  Holdings"  means  Sweetheart  Holdings  Inc.,  a
Delaware   corporation,   and  its successors.

                  "Sweetheart Notes" means the Company's 12% Senior Subordinated Notes due 2003.

                  "United States Government Securities" means securities issued directly and fully guaranteed or insured by the United States of America or any agent or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof).

                  "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any of its Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries and (e) has at least one member of its Board of Directors who is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer who is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced by delivery to the Holder of a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted hereunder. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4(e) hereof, the Company shall be in default of such covenant). The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4(e) hereof and (ii) no Default or Event of Default would be in existence following such designation.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

                  "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

                  13. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Purchaser that, as of the Issue
Date:

                  (a) The Company has been duly organized and is an existing corporation in good standing under the laws of the State of Delaware.

                  (b) This Agreement and the Note have been duly authorized, executed and delivered, and constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (c) No consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the issuance and sale by the Company of the Note to the Purchaser or the consummation by the Company of the other transactions contemplated hereby. The Company is not (i) in violation of its organizational documents, (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, or (iii) in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which it is a party or to which its properties or assets is subject, except with respect to such breaches, violations or defaults which, in the aggregate, are not reasonably likely to have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole ("Material Adverse Effect").

                  (d) Neither the execution, delivery or performance of this Agreement and the Note nor the consummation of any transactions contemplated hereby will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any person (other than consents already obtained) under, result in the imposition of a lien on any assets of the Company (other than as contemplated by this Agreement), or result in an acceleration of indebtedness under or pursuant to (i) the charter documents of the Company, (ii) any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which the Company is a party or to which it or its properties or assets is subject, or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company or of its properties or assets, except with respect to such breaches, violations or defaults which, in the aggregate, are not reasonably likely to have a Material Adverse Effect.

                  (e) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries in any court or before any arbitrator of any kind or before or by any governmental authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (f) Neither the Company nor any Person acting on its behalf has offered the Note or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchaser. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Note to the registration requirements of
Section 5 of the Securities Act, any state securities or "Blue Sky" laws or any other similar requirement of law of any jurisdiction.

                  (g) Neither the Company nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

                  (h) No written statement prepared or furnished by or on behalf of the Company or any of its Affiliates in connection with this Agreement or the consummation of the transactions contemplated hereby, and no financial statement delivered pursuant hereto or thereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                  (i) The proceeds of the sale of the Note are being used by the Company solely as follows: (i) to refinance Existing Indebtedness; (ii) to make Restricted Payments; and for general corporate purposes.

                  (j) The Company has delivered to you copies of the consolidated financial statements of the Company and its Subsidiaries (a) as of and for the fiscal year ended September 30, 2002 and (b) as of and for the six-month period ended March 31, 2003. Such financial statements: (a) have been prepared in accordance with GAAP and (b) present fairly the consolidated financial condition, results of operations and cash flows of, respectively, the Company and its Subsidiaries as of the respective dates thereof and for the respective periods covered thereby. There has been no change in the financial condition of the Company and its Subsidiaries since September 30, 2002, which has or would reasonably be expected to have a Material Adverse Effect.

                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.




                                     COMPANY

                                             SWEETHEART CUP COMPANY INC.


                                             By:
                                                      --------------------------
                                             Name:    Hans H. Heinsen
                                             Title:   Chief Financial Officer


                                    PURCHASER

                                             INTERNATIONAL PAPER COMPANY


                                             By:
                                                      --------------------------
                                             Name:
                                             Title:

                                    EXHIBIT A

                       [FORM OF JUNIOR SUBORDINATED NOTE]

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION THEREFROM UNDER THE ACT, THE RULES AND REGULATIONS THEREUNDER AND APPLICABLE STATE LAWS. THE TRANSFER OF THIS NOTE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE NOTE PURCHASE AGREEMENT DATED AS OF
          , 2003, BY AND BETWEEN THE COMPANY AND THE PURCHASER PARTY THERETO AS
------- --
AMENDED, MODIFIED AND SUPPLEMENTED FROM TIME TO TIME.

             9 1/2 % JUNIOR SUBORDINATED NOTE DUE            , 2008.
                                                  -------- --

No.                                                           $
    --                                                         -----------------

                           SWEETHEART CUP COMPANY INC.

promises to pay to

or registered assigns,

the principal sum of                ($           )
                      -------------   -----------

Dollars on          , 2008
           ------ --

Interest Payment Dates:             November 15th and May 15th

Record Dates:                       November 1st and May 1st




Date:             , 2003                 SWEETHEART CUP COMPANY INC.
       -------- --
                                         a Delaware limited liability company
                                         a Delaware corporation



                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

            9 1/2% JUNIOR SUBORDINATED NOTE DUE               , 2008
                                                ----------- --

                                  (THE "NOTE")


         Capitalized terms used herein shall have the meanings ascribed to them in the Agreement (as defined below) unless otherwise indicated.

         1. INTEREST. SWEETHEART CUP COMPANY INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 9
1/2% per annum from            , 2003 until maturity. The Company will pay
                    -------- --
interest semi-annually on November 15th and May 15th of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be November 15, 2003. The Company shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on all due and unpaid amounts outstanding under this Note (including overdue installments of principal, premium, if any, or interest), from time to time on demand at a rate equal to 2% per annum in excess of the interest rate otherwise specified in this Note, compounded quarterly, to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         Notwithstanding the foregoing, with respect to any Interest Payment Date, the Company may defer the interest hereunder due on such Interest Payment Date and such deferred interest, (the "PIK Interest"), shall become a part of the principal due hereunder as of the Interest Payment Date such interest became due, shall earn interest as provided hereunder and shall be due and payable on
        , 2008 unless the amounts due hereunder are accelerated pursuant to the
----- --
terms of the Agreement prior to maturity; provided, however, that the Company shall not be entitled to defer the interest due on any Interest Payment Date occurring on or after November 15, 2004 if (i) payment in cash on such Interest Payment Date is not prohibited under any Existing Indebtedness; and (ii) the payment to be made pursuant to a certain warrant agreement to be entered into between NEWCUP, LLC and the Company or its designee has been paid in cash.

         2. METHOD OF PAYMENT. The Company will pay interest on the Note to the Person who is the registered Holder of the Note at the close of business on November 1st and May 1st next preceding the Interest Payment Date, even if such
Note is cancelled after such record date and on or before such Interest Payment Date. The Note will be payable both as to principal and interest by Federal funds wire transfer of U.S. Legal Tender to the Holder's account in any bank in the United States as may be designated and specified in writing by such Holder at least two Business Days prior thereto.

         3. NOTE PURCHASE AGREEMENT. The Company issued the Note under the Note
Purchase Agreement dated as of          , 2003 (as amended, modified and
                               ------ --
supplemented from time to time, the "Agreement") by and between the Company and the Purchaser. The Note is subject to, and qualified by, all such terms, certain of which are summarized herein, and the Holder of the Note is referred to the Agreement for a statement of such terms. The Note is subordinated to the payment of all Obligations with respect to Senior Debt as provided in the Agreement. The
Note is a general obligation of the Company. The Note is limited to
              ($        ) Dollars in aggregate principal amount except to the
-------------   --------
extent interest is added to the principal of the Note in accordance with the provisions hereof.

         4. OPTIONAL REDEMPTION. The Company may redeem all or any of the Note,
in whole or in part, at any time on or after             , 2003, at the
                                             --------- --
applicable Redemption Price.

         5. NOTICE OF REDEMPTION. Notice of redemption pursuant to Section 4 hereof shall be mailed at least ten (10) days but not more than twenty (20) days before a redemption date by first class mail to the Holder whose Note is to be redeemed at such Holder's registered address. If, on or prior to the redemption date, the Company deposits in a segregated account or otherwise sets aside funds sufficient to pay the Redemption Price of the Note called for redemption, then, on and after the redemption date, interest ceases to accrue on the Note or portions thereof called for redemption, unless the Company defaults in paying the Redemption Price.

         6. DENOMINATIONS, TRANSFER, EXCHANGE. The Note is without coupons. The transfer of the Note may be registered and the Note may be exchanged as provided in the Agreement. The Company may require a Holder, among other things, to furnish appropriate opinions, endorsements and transfer documents, and the Company may require the Holder to pay any taxes and fees required by law or permitted by the Agreement. The Company need not exchange or register the transfer of the Note or portion of the Note selected for redemption, except for the unredeemed portion of the Note being redeemed in part. Also, the Company need not exchange or register the transfer of the Note for a period of fifteen
(15) days during the period between a record date and the corresponding Interest Payment Date.

         7. PERSONS DEEMED OWNERS. The registered Holder of the Note may be treated as its owner for all purposes.

         8. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Agreement and the Note may be amended or supplemented and any existing Default or Event of Default under, or compliance with any provision of, the Agreement may be waived with the written consent of the Holder.

         The right of the Holder to participate in any consent required or sought pursuant to any provision of the Agreement (and the obligation of the Company to obtain any such consent otherwise required from the Holder) may be subject to the requirement that such Holder shall have been the Holder of record of the Note with respect to which such consent is required or sought as of a date identified by the Company in a notice furnished to Holder in accordance with the terms of this Agreement.

         9. DEFAULTS AND REMEDIES. The Events of Default with respect to the Note and the remedies of the Holder of the Note are set forth in Section 6 of the Agreement. The Holder of the Note may not enforce the Agreement or the Note except as provided in the Agreement.

         10. NO RECOURSE AGAINST OTHERS. No director, officer, employee or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Note or the Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. The Holder by accepting the Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Note.

         The Company will furnish to the Holder upon written request and without charge a copy of the Agreement. Requests may be made to:

SWEETHEART CUP COMPANY INC.
10100 Reisterstown Road
Owings Mills, Maryland 21117
Attention:
Telecopy No.:



IP Note-formof-exh A

                                 ASSIGNMENT FORM


         To assign this Note, fill in the form below:

         (I) or (we) assign and transfer this Note to


------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

------------------------------------------------------------------------------
                  (Insert assignee's Soc. Sec. or tax I.D. no.)


and irrevocably appoint
                        --------------------------------------------------------

to transfer this Note on the books of the Company.




Date:
     ---------------------------------

                    Your Signature:
                                   ----------------------------
                    (Sign exactly as your name appears on the face of this Note)



Signature Guarantee


By:                                (Bank or trust company having an office or
   -------------------------------
         correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc.)